UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2011

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INTEL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-06217	94-1672743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California 95054-1549

(Address of principal executive offices) (Zip Code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On February 28, 2011, Intel Corporation completed its acquisition of McAfee, Inc., which is now a wholly-owned subsidiary of Intel. Each share of McAfee common stock was converted into the right to receive $48.00 in cash (other than treasury shares, shares owned by Intel or its subsidiaries, and shares for which appraisal rights were properly sought). Each share of McAfee common stock subject to restricted stock awards, vested restricted stock unit awards and vested performance stock unit awards were also converted into the right to receive $48.00 in cash, except as provided in the merger agreement. In general, options to acquire McAfee common stock, unvested restricted stock units and unvested performance units were converted into options, restricted stock units and performance units, as applicable, denominated in shares of Intel common stock based on formulas set forth in the merger agreement. Intel will fund the merger, valued at approximately $7.7 billion, through its cash and cash equivalents, and short-term investments.

The summary above does not purport to be complete and is qualified in its entirety by reference to the full text of the merger agreement, which was filed with the Securities and Exchange Commission as Exhibit 2.1 to Intel’s Form 8-K filed on August 19, 2010.

Item 7.01                      Regulation FD Disclosure.

On February 28, 2011, Intel issued a press release regarding the completion of the acquisition of McAfee. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.
The following exhibit is furnished as part of this Current Report:
	Exhibit Number	Description

	99.1	Press Release of Intel Corporation dated February 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)
/s/ Cary I. Klafter
Date: February 28, 2011	Cary I. Klafter Corporate Secretary